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                                                                      Exhibit 23

            Consent of Independent Registered Public Accounting Firm
            --------------------------------------------------------


Intermountain Community Bancorp
Sandpoint, Idaho

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 333-117265 and 333-121266) of Intermountain Community Bancorp, of our report dated February 17, 2006, relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K.

BDO Seidman, LLP
Spokane, Washington

March 15, 2006